SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[x] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
        Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                               FACTUAL DATA CORP.
                      -------------------------------------
                (Name of Registrant as Specified in its Charter)

                                       N/A
                       ----------------------------------
                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a6(i)(2) or
      Item 22(a)(2) of Schedule 14A
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

[ ] Fee paid previously by written materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

The Securities and Exchange Commission should contact:

                        Samuel E. Wing
                        David A. Thayer
                        Jones & Keller, P.C.
                        1625 Broadway, Suite 1600
                        Denver, Colorado 80202
                        303-573-1600 (telephone)
                        303-893-6506 (facsimile)

with respect to comments.

                               FACTUAL DATA CORP.
                              5200 Hahns Peak Drive
                            Loveland, Colorado 80538
                                 (970) 663-5700

-------------------------------------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  July 28, 2000

-------------------------------------------------------------------------------


To the Shareholders of Factual Data Corp.:

Date:   July 28, 2000
Time:   8:30 a.m.
Place:  Conference Center
        5200 Hahns Peak Drive
        Loveland, Colorado

Matters to be voted on:

        1. Election of three directors to serve three year terms;

        2. A proposal to increase the number of shares reserved for issuance in future years under our 1999 Employee Formula Award Stock Option Plan from 100,000 to 400,000;

        3. Ratification of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors for 2000; and

        4. Any other matters properly brought before our shareholders at the meeting.

        You are cordially invited to attend the meeting in person. To ensure that you are represented at the meeting, please fill in, sign and return the enclosed proxy card as promptly as possible. Your early attention to the proxy statement and proxy card will be greatly appreciated because it will reduce the cost we incur in obtaining your voting instructions. If your shares are held in street or nominee name, please respond to the record holder's communication with you as soon as possible so that your shares can be represented at the meeting.

                                        By Order of the Board of Directors

                                        /s/ James N. Donnan
                                        James N. Donnan, Secretary

June 30, 2000

                                    CONTENTS

                                                                         Page

General Information About Voting                                           1

Security Ownership of Certain Beneficial Owners and Management             3

Proposal No. 1 Election of Three Directors                                 5

Proposal No. 2 Increase Reserved Shares under the Formula Award Plan      12

Proposal No. 3 Appointment of Independent Auditors                        14

Other Matters                                                             14

Shareholder Proposals                                                     15

                               FACTUAL DATA CORP.
                              5200 Hahns Peak Drive
                            Loveland, Colorado 80538

                                 PROXY STATEMENT

                  July 28, 2000 Annual Meeting of Shareholders

        This Proxy Statement is furnished to you in connection with the solicitation of proxies by our Board of Directors for use at our 2000 annual meeting. This Proxy Statement and the enclosed proxy card were sent to shareholders on or about June 30, 2000.

        The following matters will be acted on at our annual meeting:

        1. Election of three directors to serve three year terms;

        2. A proposal to increase the number of shares reserved for issuance in future years under the 1999 Employee Formula Award Stock Option Plan from 100,000 to 400,000;

        3. Ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors for 2000; and

        4. Any other business as may properly come before our meeting.

                        GENERAL INFORMATION ABOUT VOTING

Who can vote?

        You can vote your shares of common stock if our records show that you owned the shares on June 28, 2000. A total of 5,381,501 shares of common stock can vote at the annual meeting. You get one vote for each share of common stock. The enclosed proxy card shows the number of shares you can vote.

How do I vote by proxy?

        Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. The proxyholders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxyholders will vote for you on that proposal. Unless you instruct otherwise, the proxyholders will vote for each of the three director nominees and for the other proposals to be considered at the meeting.

What if other matters come up at the annual meeting?

        The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxyholders will vote your shares as they see fit.

Can I change my vote after I return my proxy card?

        Yes. At any time before the vote on a proposal, you can change your vote either by giving our secretary, James N. Donnan, at our address shown above, a written notice revoking your proxy card or by signing, dating, and returning to us a new proxy card. We will honor the proxy card with the latest date.

Can I vote in person at the annual meeting rather than by completing the proxy card?

        Although we encourage you to complete and return the proxy card to ensure that your vote is counted, you can attend the annual meeting and vote your shares in person, even if you have previously completed and returned a proxy card.

What do I do if my shares are held in "street name"?

        If your shares are held by your broker, a bank or other nominee, you will probably receive this proxy statement from them with instructions for voting your shares. Please respond quickly so that they may represent you.

        If your shares are held in the name of a broker, bank or other nominee, and you do not tell that person how to vote your shares (so-called "broker nonvotes"), that person can vote them as it sees fit only on matters that self regulatory organizations determine to be routine, and not on any other proposal. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as present and entitled to vote on any non-routine proposal.

How are votes counted?

        We will hold the annual meeting of holders if at least one-third of the shares of common stock entitled to vote either sign and return their proxy cards or attend the meeting. If you sign and return your proxy card, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote on any of the proposals listed on the proxy card. In the election of three directors, the nominees receiving the highest number of votes cast in their favor will be elected to the board. The proposals to increase the number of shares underlying the 1999 Employee Formula Award Stock Option Plan and the appointment of independent auditors will require the affirmative vote of a majority of the shares represented at the meeting.

Who pays for this proxy solicitation?

        We do. In addition to sending you these materials, some of our employees may contact you by telephone, by mail, or in person. None of these employees will receive any extra compensation for doing this.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 28, 2000 by:

        - each person who is known by us to own beneficially more than 5% of our common stock
        -  each of our executive officers and directors
        -  all of our executive officers and directors as a group

        Common stock not outstanding but deemed beneficially owned by virtue of the right of a person to acquire shares within 60 days are treated as outstanding only when determining the amount and percentage of common stock owned by such person. Each person has sole voting and investment power with respect to the shares shown except as noted.

                                                        Shares beneficially
                                                               owned
                                                        -------------------
                                                                   Percent of
                                                        Number     outstanding
                                                        ------     -----------
Executive officers and directors(1)
-----------------------------------
J.H. Donnan(2)                                          634,202       11.8%
Marcia R. Donnan(2)                                     634,251       11.8
Russell E. Donnan(2)                                    272,143        5.1
James N. Donnan(2)                                      272,620        5.1
Todd A. Neiberger(2)(3)                                   6,579         .1
Robert J. Terry(4)                                       35,500         .7
Abdul H. Rajput(4)                                       10,000         .2
Daniel G. Helle(5)                                    1,112,829       20.7
J. Barton Goodwin(6)                                    556,414       10.3
All officers and directors as a group (nine persons)  3,534,547       65.8

Other beneficial owners

CIVC Fund L.P.(5)(7)                                  1,112,829       20.7
BCI Growth V, L.P.                                      545,286       10.1
------------------

(1) The address for each of the Donnans and Mr. Neiberger is 5200 Hahns Peak Drive, Loveland, Colorado 80538; for Mr. Terry it is 5402 South Cottonwood Court, Greenwood Village, Colorado 80121; for Mr. Rajput it is Post Office Box 8310, Rancho Santa Fe, California 82067; for Mr. Helle and Continental Illinois Venture Corporation it is 231 South LaSalle Street 7L, Chicago, Illinois 60697; and for J. Barton Goodwin and BCI Growth V, L.P. it is c/o BCI Partners, Inc., Glenpointe Centre West, Teaneck, New Jersey 07666.

(2) Includes options to purchase common stock granted in January, 2000 under our 1999 Employee Formula Award Stock Option Plan as follows:
    J.H. Donnan--4,202; Marcia R. Donnan--4,251; Russell E. Donnan--2,143; James N. Donnan--2,629; and Todd A. Neiberger--1,579.

(3) Includes options to purchase 5,000 shares of common stock at $6.50 per share which are presently exercisable.

(4) Represents options to purchase shares of common stock at $5.50 per share which are presently exercisable.

(5) Mr. Helle is a managing director of CIVC Fund L.P., hence is deemed to be a beneficial owner of its shares.

(6) Mr. Goodwin is a general partner of BCI Partners, Inc., an investment management company which advises BCI Growth V, L.P., hence he may be deemed a beneficial owner of both organization's shares.

(7) The number of shares shown include 16,074 owned by certain employees of CIVC's affiliates over which the affiliates have voting power.

                                 PROPOSAL NO. 1

                           ELECTION OF THREE DIRECTORS

        Election to our Board of Directors is staggered so that:

        - three directors were elected for terms expiring at this annual meeting

        - two directors were elected for terms expiring at our 2001 annual meeting

        - two directors were elected for terms expiring at our 2002 annual meeting

        The terms of Messrs. James N. Donnan, Todd A. Neiberger and J. Barton Goodwin expire at this annual meeting and we propose that they be elected to three year terms expiring at our annual meeting in 2003.

        Your Board of Directors recommends a vote FOR the election of Messrs. Donnan, Neiberger and Goodwin. Proxies solicited by your Board of Directors will be voted for them unless instructions are given to the contrary.

        The following sets forth certain information with respect to these directors/nominees, and our other directors and executive officers.

Name                    Age     Position
----                    ---     --------
J.H. Donnan             54      Chairman of the Board, Chief Executive Officer
                                and President

Todd A. Neiberger       35      Chief Financial Officer and a Director/Nominee

Russell E. Donnan       35      Vice President

James N. Donnan         28      Vice President and a Director/Nominee

Robert J. Terry         59      Director

Abdul H. Rajput         53      Director

Daniel G. Helle         38      Director

J. Barton Goodwin       53      Director/Nominee

The following summarizes the background and experience of the officers and directors named above.

        J.H. Donnan, Chairman of the Board, Chief Executive Officer and President, has been with us since our incorporation in January 1985. He is responsible for oversight of corporate development and services, and is responsible for operations, technical development and policies and procedures. Mr. Donnan's career experience includes 15 years with Avco Financial Services, Inc. where he was responsible for lending and collecting a multi-hundred million dollar portfolio and managing geographically diverse branches with many employees, prior to co-founding Factual Data Corp. in 1985. Mr. Donnan was a founding member and past president of the National Credit Reporting Association, a trade association founded to promote ethical standards and fair competition within the credit reporting industry.

        Marcia R. Donnan, Executive Vice President, has been with us since our incorporation in January 1985. She is responsible for compliance with the Federal Credit Reporting Act and all other federal, state and local laws as they apply to the gathering, processing and distribution of credit information. Staff training and education are also areas of her primary responsibility. Ms. Donnan spent 15 years in credit reporting with Credit Information Systems as operations manager, prior to co-founding Factual Data Corp. in 1985. Ms. Donnan is active in Associated Credit Bureaus, Inc., a credit reporting association, and she concluded a second term as director in January 1997.

        Todd A. Neiberger, Chief Financial Officer and a Director, joined us in March 1995. Mr. Neiberger graduated from the University of Northern Colorado in 1987 with a degree in accounting. Mr. Neiberger has 10 years experience in staff, senior and management level positions with various public accounting firms. From 1994 through 1995, he served as the audit manager of Rickards & Co. P.C., and from 1991 through 1993 he served as the tax manager for Krutchen & Co., both Fort Collins, Colorado based certified public accounting firms. From 1988 through 1990 he was employed with Lemke, Feis & Co., P.C., a certified public accounting firm, as a staff and senior level accountant in the audit and tax department. Mr. Neiberger is a Certified Public Accountant and a member of the Colorado Society of Certified Public Accountants and the American Institute of Certified Public Accountants.

        Russell E. Donnan, Vice President, has been employed by us since August 1993. He is responsible for technical project management for software and support services. Before joining us, he was a senior design engineer at Apple Computer in the Power Book division from February 1992 to August 1993. He is experienced in the super computer field and was previously employed by Convex Computer (1990-1992) and as a founding member and employee of Key Computer (1988-1990), now a subsidiary of Amdahl Corporation. Mr. Donnan graduated from Ohio State University in 1987 with a degree in electrical engineering.

        James N. Donnan, Vice President and a Director, has been employed by us on a full-time basis since 1994, and prior to that, on a part-time basis since 1986. He is responsible for management of our internal operations. His duties also include overall sales, growth and customer service development. Mr. Donnan graduated from Colorado State University in 1994 with a degree in history.

        Robert J. Terry has been a Director since February 1998. From February 1994 to his retirement in January 1998, he formerly served as a director, president and chief operating officer of Mail-Well, Inc., a publicly traded envelope manufacturer and printing company. Prior to his Mail-Well experience, he was associated with Georgia-Pacific and its predecessor companies in various management positions, including Executive Vice President of its envelope division and as regional vice president for Butler Paper. Mr. Terry is a graduate of DePaul University, Bachelor of Science degree in business, and University of Michigan's Advanced Executive Program.

        Abdul H. Rajput has been a Director since February 1998. From 1991 to September 1998, Mr. Rajput was employed in San Diego, California, by Bank of America, a federal savings bank and a subsidiary of Bank America Corp., where he held the position of executive vice president, administrative services. Presently, Mr. Rajput is a director and executive vice president of national operations of GreenPoint Credit Corp. From 1990 and until its acquisition by us in August, 1998, Mr. Rajput owned and operated Factual Data Minnesota, Inc., one of our former franchises which operates in Minnesota and Iowa. From 1980 to 1989, Mr. Rajput was employed by Green Tree Financial Corp., St. Paul, Minnesota, initially as vice president and then senior vice president for administration. Mr. Rajput obtained a Bachelor of Science degree in Mathematics and a Master of Science degree in Statistics from the University of Sind, Pakistan, in 1968 and 1970, respectively.

        Daniel G. Helle has been a Director since March 1999. Since 1992, Mr. Helle has been a Managing Director of CIVC Partners and its predecessor, Continental Illinois Venture Corporation, a private equity investment subsidiary of Bank of America. From 1989 to 1992, Mr. Helle was a vice president of Continental Illinois Venture Corporation. Mr. Helle is also a director of several private companies. Mr. Helle obtained a Bachelor of Science degree from Western Illinois University in 1982 and a Master of Science degree in Finance from the University of Illinois in 1984.

        J. Barton Goodwin has been a Director since July 1999. Since 1986, Mr. Goodwin has been a General Partner of BCI Partners, Inc., an investment management company to Bridge Capital Investors II. Mr. Goodwin is currently a director of Memorial Operations, a private company involved in the funeral home and cemetery industry. He is also a director of Baker Fentress & Co., a closed end equity mutual fund traded on the NYSE. In addition, Mr. Goodwin serves as an Advisor of the business school at Washington & Lee University. From 1974 to 1986, Mr. Goodwin was a shareholder and Vice President with Kidder, Peabody & Co., Inc. where he performed corporate finance services. Mr. Goodwin graduated from Washington & Lee University with a degree in Business Administration and he obtained a MBA from Columbia University.

        Russell and James Donnan are sons of J.H. and Marcia Donnan who are husband and wife.

Director Compensation

Our directors who are also employees do not receive any fixed compensation for their services as directors while non-employee directors presently receive compensation of $7,500 annually plus a $500 travel allowance per meeting. We held five board meetings in 1999 at which all members were present. We also acted on several resolutions by written consent after telephonic conferences.

Board Meetings and Committees

The Board of Directors had five meetings during 1999. Each director attended all of the meetings of the Board and of each committee that he belongs to. Our Board of Directors has two committees. The following describes the function and membership of each committee and the number of times it met with respect to fiscal 1999:

                          AUDIT COMMITTEE-- ONE MEETING

We have adopted an Audit Committee Charter which is attached to this Proxy Statement as Appendix A. The Charter requires our Audit Committee to undertake a variety of activities designed to assist our Board of Directors in fulfilling its oversight role regarding our auditors' independence, our financial reporting process, our systems of internal control and compliance with applicable laws, rules and regulations. The Charter also makes it clear that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, not management. Please take a few minutes to read our Charter. If you have any comments or suggestions, we would welcome them.

The members of our Audit Committee for 1999 were Messrs. Helle, Rajput, Terry and J.H. Donnan. For the year 2000 the Audit Committee will be comprised of Messrs. Helle, Rajput and Terry.

                      COMPENSATION COMMITTEE -- ONE MEETING

The function of our Compensation Committee is review and approval of compensation and benefit programs for key executives and administration of our stock options plans. The Compensation Committee endeavors to ensure that the compensation program for our executive officers is effective in attracting and retaining key executives responsible for our success and is tailored to promote our long-term interests and that of our stockholders. Our executive officer compensation program in the fiscal year 1999 was principally comprised of base salary and long-term incentive compensation in the form of incentive stock options or non-qualified stock options.

The members of our Compensation Committee for 1999 were Messrs. J.H. Donnan, Helle, Rajput and Terry. For the year 2000 the Compensation Committee membership will remain the same.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of the record, we believe that all reports required to be filed by our officers, directors and principal shareholders under Section 16(a) of the Securities Exchange Act of 1934 have been duly filed except that Mr. Helle and his affiliates failed to timely file Section 16(a) statements in connection with our private placement of March 1999.

Executive Compensation

The following table sets forth compensation we have paid to J.H. Donnan, our Chief Executive Officer and President, and Marcia R. Donnan, our Executive Vice President, for services rendered during fiscal 1999, 1998 and 1997. No other person serving as an executive officer during the reported years received compensation in excess of $100,000 during any of those years.

                           SUMMARY COMPENSATION TABLE

                                            Long Term Compensation
                  Annual Compensation              Awards             Payouts
                -----------------------    ------------------------   -------
                                 Other               Securities           All
                                 Annual  Restricted  Underlying          Other
                                 Compen-   Stock      Options/    LTIP  Compen-
Name and   Fiscal Salary  Bonus  sation   Award(s)      SARs     Payouts sation*
Principal   Year    ($)    ($)     ($)     ($)          ($)        ($)
Position
---------  ------ ------- -----  ------  --------   ----------- -------- -------

J.H.
Donnan      1999  107,554   --     --      --        --            --    2,624
President,
Chief       1998  105,100  9,300   --      --        --            --    3,061
Executive
Officer     1997   82,445   --     --      --        --            --   10,265

Marcia R.
Donnan      1999  111,156   --     --      --        --            --    3,997
Executive
Vice        1998  105,100  9,300   --      --        --            --    4,107
President   1997   93,773   --     --      --        --            --    6,093
---------

*Consists of certain health and accident insurance benefits and automobile expense reimbursements.

Employment Agreements

        J.H. and Marcia Donnan's employment agreements with us expire on July 1, 2000. The Compensation Committee is reviewing and will recommend to the full Board that three year employment agreements be entered into with each of Messrs. J.H. Donnan, Russell E. Donnan and James N. Donnan. Ms. Donnan expects to retire in 2000. It is expected these new employment agreements will be in place within 60 days.

Stock Incentive Plan

In April 1997, we adopted our 1997 Stock Incentive Plan. The purpose of the plan is to provide continuing incentives to our key employees, which may include officers and members of the Board of Directors. The Stock Incentive Plan provides for 200,000 shares of common stock available for grant under the plan.

        The plan is administered by the Compensation Committee of our Board of Directors. Subject to the terms of the plan, the Compensation Committee determines:

        -  the persons to whom awards are granted
        -  the type of award granted
        -  the number of shares granted
        -  the vesting schedule
        - employment requirements or performance goals relating to restricted stock awards
        -  the type of consideration to be paid upon exercise of options
        -  the terms of any option, which cannot exceed ten years

        The exercise price may be paid in cash, in shares of our common stock valued at fair market value at the date of exercise, by delivery of a promissory note or by a combination of such means of payment, as may be determined by our Compensation Committee.

        As of June 16, 2000, options to purchase 36,500 shares of common stock had been granted to several of our employees and two non-executive directors at an average exercise price of $6.53 per share.

Our 1999 Employee Stock Purchase Plan

        Our 1999 Employee Stock Purchase Plan was adopted in October 1999. Most of our full-time employees, including our officers, who work for us or one of our designated subsidiaries are eligible to participate in the Purchase Plan, and it is intended that the Purchase Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code.

        The purpose of the Purchase Plan is to provide our employees with an opportunity to purchase our common stock through accumulated payroll deductions. We believe that the Purchase Plan helps create in our employees a direct interest to increase shareholder value and provide them with additional compensation. The Purchase Plan is administered by our Board of Directors, and the Purchase Plan grants the administrator broad powers, including the ability to amend the plan, subject to tax laws which require shareholder approval for limited types of material amendments, such as increasing the number of shares available under the plan.

        The Purchase Plan provides eligible employees the right to purchase our common stock on a quarterly basis through payroll deductions. Up to 75,000 shares of our common stock are reserved under the plan. These shares may be pro ratably adjusted in case of stock splits, dividends, or stock reclassifications. We have registered the shares with the Securities and Exchange Commission so that they will be freely tradeable when purchased and issued to eligible employees, although by law, our executive officers, directors and significant shareholders will be subject to resale limitations on the number of shares that they can sell. The right to purchase shares will not begin until the shares are registered. The price per share of the common stock under the plan is 90% of the fair market value of the stock at either the beginning or end of each semi-annual stock purchase period, depending on which value is lower. Most full-time employees that complete one year of employment are eligible to participate in the Purchase Plan.

        The initial quarterly offering period began in January 2000. Therefore, as of December 31, 1999, no shares had been issued under this plan.

Our 1999 Employee Formula Award Stock Option Plan

        We also have a 1999 Employee Formula Award Stock Option Plan. We are requesting an increase in the number of shares available for issuance under the plan in this Proxy Statement. Please see Proposal No. 2 for details concerning this plan and the proposal to increase the shares.

Certain Relationships and Related Transactions

        On March 26, 1999, we entered into a stock purchase and sale agreement with four institutional investors, including Continental Illinois Venture Corporation. Mr. Helle is a managing director of that company which purchased $10 million of the placement at $8.08 per share. As part of the placement, Mr. Helle became one of our directors and the four members of the Donnan family agreed to vote for Continental Illinois' nominee as a director so long as it owns a number of shares equal to or greater than 5% of our then outstanding shares.

        Mr. Goodwin is a general partner of BCI Partners, Inc. Affiliates of that company purchased approximately $4.5 million of the private placement described above.

        We have adopted a policy that all transactions between us and our officers, directors and 5% or more shareholders are subject to approval by a majority of the disinterested independent directors. Any such transactions will be on terms believed to be no less favorable than could be obtained from unaffiliated parties.

                                 PROPOSAL NO. 2

        TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE IN FUTURE
         YEARS UNDER OUR 1999 EMPLOYEE FORMULA AWARD STOCK OPTION PLAN

We are requesting that you approve an increase of 300,000 shares to the number of shares reserved for issuance in future years under our 1999 Employee Formula Award Stock Option Plan, which was adopted in October 1999. When the plan was initially adopted, there were only 100,000 shares of our common stock reserved for issuance under the plan. In January 2000, we granted options covering 97,128 at an exercise price of $7.125 per share.

All of our full-time employees, including our officers, who have worked for us or one of our designated subsidiaries for at least one year are eligible to participate in the plan. The plan is administered by the Board of Directors, and the plan grants the administrator broad powers, including the ability to amend the plan.

The purpose of the plan is to provide our employees with an opportunity to acquire our common stock pursuant to options granted under the plan. The options are automatically issued under the plan based on a formula which takes into account both an employee's salary or wage and number of years of service. Our Board of Directors believes that the plan will provide increased incentive to employees to exert maximum effort to our business, to attract talented employees and to retain current employees, and to align the interests of our stockholders with our employees.

An eligible employee is a person who:

        - has been employed with us or with another company we acquire for at least one year; and .

        -  is a full-time employee at the time of grant.

        Subject to the discretion of the administrator on each anniversary date of the plan each eligible employee will be granted an option to purchase our common stock. The exercise price for shares underlying an option will be the fair market value of our stock as of the particular anniversary date. Each option granted under the plan will vest and become exercisable to the extent of 20% of the total number of shares covered by the option on each of the first five anniversary dates after the grant date of the option. Each option will expire 10 years from its grant date.

        The number of shares underlying each option granted to each eligible employee will be calculated by a formula which includes two components: (1) the amount of the employee's salary, wages and commissions for the preceding year, and (2) the number of years of service with us (which number shall include service with any company which we acquire). The formula weighs the employee's salary or wage more heavily than it does for the number of years of service. Thus, our more highly paid employees, such as our executive officers, will likely receive options with significantly more underlying stock than other employees. If at any anniversary date there are not enough shares reserved under the plan to cover the grant of options for that year, then all options for that year will be pro ratably reduced. In addition, our Board of Directors has the right to suspend the plan or modify the formula at any time.

        If we merge or reorganize with another company, all outstanding options under the plan will become fully and immediately exercisable, although our Board of Directors may subsequently terminate all outstanding options by giving option holders a 20 day advance written notice. During the 20 day period, option holders may exercise their options.

        We have grown significantly over the past few years, and as of June 1, 2000, we had 219 full-time employees. In January 2000, we performed our initial annual option grants to our employees pursuant to the formula provisions of the plan. These grants totaled 97,128 option shares which leaves the plan with less than 3,000 shares to cover future option grants. We believe that the number of shares reserved for issuance under the plan should be increased by 300,000 shares. Our Board of Directors believes that our Formula Award Plan, which provides option grants to most full-time employees, aligns the interests of our employees with our stockholders, assists us with recruiting and retaining qualified personnel, and provides our employees with another form of compensation.

        Your Board of Directors recommends a vote FOR the approval of the proposal to increase the number of shares reserved under the 1999 Employee Formula Award Stock Option Plan by an additional 300,000.

                                 PROPOSAL NO. 3

                       APPOINTMENT OF INDEPENDENT AUDITORS

        We have engaged the firm of Ehrhardt Keefe Steiner & Hottman PC as independent auditors to audit and report to our shareholders on our financial statements for the years 1996 through 1999. During all four years, there were no disagreements with Ehrhardt Keefe Steiner & Hottman PC on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ehrhardt Keefe Steiner & Hottman PC, would have caused them to make a reference to the subject matter of the disagreement in connection with its reports. Representatives of the firm are expected to be present at the annual meeting and will have the opportunity make a statement if they desire to do so and will be available to respond to appropriate questions. Although your approval of the engagement of independent auditors is not required by law, we desire to solicit your reaction. If the appointment of Ehrhardt Keefe Steiner & Hottman PC is not approved by a majority of the shares represented at the meeting, we will consider the appointment of other independent auditors for 2000.

        We recommend a vote FOR the approval of the appointment of Ehrhardt Keefe Steiner & Hottman PC as our independent auditors for the year 2000. Proxies given to us will be voted FOR this proposal unless a vote against this proposal or abstention is specifically indicated.

                                  OTHER MATTERS

        At the date of mailing of this proxy statement, we are not aware of any business to be presented at the annual meeting other than the proposals discussed above. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxyholders see fit.

        You can obtain a copy of our Annual Report on Form 10-KSB for the year ended December 31, 1998 at no charge by writing to us at 5200 Hahns Peak Drive, Loveland, Colorado 80538, Attention: Shareholder Relations.

                              SHAREHOLDER PROPOSALS

        To be considered for inclusion in our proxy statement for the 2001
annual   meeting, proposals of shareholders must be received by us no later than February 16, 2001. Such proposals should be directed to the Secretary of Factual Data.

                                        By Order of the
                                        Board of Directors

                                        By /s/ James N. Donnan
                                        --------------------------
                                        James N. Donnan, Secretary

Loveland, Colorado
June 30, 2000

                                                                APPENDIX A



                               FACTUAL DATA CORP.

                            Audit Committee Charter
                          (as adopted on May 23, 2000)

        The Audit Committee shall consist of three experienced and independent members as defined by NASDAQ. The following sets forth the activities required of our Audit Committee.

Continuous Activities
---------------------

        - Provide an open avenue of communication and active dialogue between the independent auditors and the Board of Directors.

        - Meet four times per year or more frequently as circumstances require. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

        - Instruct the independent auditors that the Board of Directors, as the stockholders' representative, is the auditors' client.

        - Inform the independent auditors that they are ultimately accountable to the Board of Directors and the Audit Committee.

        - Assure the independence of the independent auditors and confirm in writing; require the independent auditors to provide written disclosure as to any relationships with the Company.

        - Review with the independent auditors efforts to assure completeness of audit coverage, elimination of redundant efforts, and the effective use of audit resources.

        - Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

        - Consider and review with the independent auditors:

          1) The adequacy of the Company's internal controls including computerized information system controls and security.

          2) Related findings and recommendations of the independent auditors together with management's responses.

        - Consider and review with management and the independent auditors:

          1) Significant findings after quarterly reviews and other times during the year, including the status of previous audit recommendations.

          2) Any difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information.

        - Meet periodically with the independent auditors and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

        - Report in writing periodically to the Board of Directors on significant results of the foregoing activities.

Continuous Activities Regarding Reporting Specific Policies
-----------------------------------------------------------

        - Advise financial management and the independent auditors that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

        - Provide that financial management and the independent auditors discuss with the Audit Committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

        - Inquire as to the auditors' independent qualitative judgments about the appropriateness, not just the acceptability, of the accounting principles and the clarity of the financial disclosure practices used or proposed to be adopted by the Company.

        - Inquire as to the auditors' views about whether management's choices of accounting principles are conservative, moderate or extreme from the perspective of income, asset, and liability recognition, and whether those principles are common practices or are minority practices.

        - Determine, as regards to new transactions or events, the auditors' reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

        - Assure that the auditors' reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

        - Inquire as to the auditors' views about how the Company's choices of accounting principles and disclosure practices may affect shareholders' and analysts' views and attitudes about the Company.

"When Necessary" Activities
---------------------------

        - Monitor if the Company's activities have expanded to the point where an internal audit function should be implemented.

        - Review and concur in the appointment, replacement, reassignment, or dismissal of a Director of Internal Audit.

        - Review and approve requests for any management consulting engagements to be performed by the Company's independent auditors and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

        - Review periodically with general counsel, legal and regulatory matters that may have a material impact on the Company's financial statements, registration statements and other reporting requirements related to filings with the Securities and Exchange Commission.

        - Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

Scheduled Activities
--------------------

        - Recommend the selection of the independent auditors for approval by the Board of Directors and election by shareholders, approve the compensation of the independent auditors, and review, recommend and approve the discharge of the independent auditors if appropriate.

        - Consider, in consultation with the independent auditors, the audit scope and plan of the independent auditors.

        - Review with management and the independent auditors the results of annual audits including:

          1) The independent auditors' audit of the Company's annual financial statements, accompanying footnotes and their report thereon.

          2) The independent auditors' audit of businesses acquired by the Company.

          3) Any significant changes required in the independent auditors' audit plans.

          4) Other matters related to the conduct of the audits, which are to be communicated to the Audit Committee under generally accepted auditing standards.

        - Review the results of the annual audit procedures of directors and officers' expense accounts and management perquisites with the independent auditors.

        - Review annually with the independent auditors the results of monitoring compliance with the Company's code of conduct.

        - Describe in the Company's annual proxy statement the Committee's composition and responsibilities, and how they were discharged.

        - Arrange for the independent auditors to be available to the full Board of Directors at least annually to help provide a basis for the Board to recommend to shareholders the appointment of the auditors.

        - Assure that the auditors' reasoning is described in accepting or questioning significant estimates made by management.

        - Review and update the Audit Committee's Charter annually.

        - Recommend to the Board of Directors that the financial statements be included in the Company's annual report on form 10-KSB, if appropriate.

PROXY                                                                   PROXY

                               FACTUAL DATA CORP.
                              5200 Hahns Peak Drive
                            Loveland, Colorado 80538

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder of Factual Data Corp. acknowledges receipt of the notice of the annual meeting of shareholders, to be held Friday, July 28, 2000, at 8:30 a.m., at the Conference Center, 5200 Hahns Peak Drive, Loveland, Colorado and hereby appoints J.H. Donnan and Todd A. Neiberger, or either of them, each with the power of substitution, as attorneys and proxies to vote all the shares of the undersigned at the annual meeting and at all adjournments thereof, hereby ratifying and confirming all that the attorneys and proxies may do or cause to be done by virtue hereof. The above-named attorneys and proxies are instructed to vote all of the undersigned's shares as follows:

        1. Election of three Directors to serve three year terms.

                                 FOR            AGAINST           ABSTAIN
                                 ---            -------           -------

           James N. Donnan

           Todd A. Neiberger

           J. Barton Goodwin

        2. Approval to increase the number of shares reserved for issuance in future years under the 1999 Employee Formula Award Stock Option Plan from 100,000 shares to 400,000 shares.

           [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

        3. Ratification of the appointment of Ehrhardt Keefe Steiner & Hottman PC as independent auditors for 2000.

           [ ] FOR       [ ] AGAINST       [ ] ABSTAIN


        4. Transaction of such other business as may properly come before the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED ABOVE IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.

DATED:___________________ 2000             ____________________________________
                                           SIGNATURE

                                           ____________________________________
                                           SIGNATURE IF HELD JOINTLY

                                           Please sign your name exactly as it
                                           appears below. When shares are held
                                           by joint tenants, both should sign.
                                           When signing as attorney, executor,
                                           administrator, trustee or guardian,
                                           please give full title as such. If a
                                           corporation, please sign in full
                                           corporate name by President or other
                                           authorized officer. If a partnership,
                                           please sign in partnership name by
                                           authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. NOTE: SECURITIES DEALERS PLEASE STATE THE NUMBER OF SHARES VOTED BY THIS
PROXY:_____________________________